HealthEquity Reports First Quarter Ended April 30, 2016 Financial Results
Highlights of the first quarter include:

•	Revenue of $44.0 million, an increase of 47% compared to Q1 FY16.

•	Net income of $8.1 million, an increase of 62% compared to Q1 FY16.

•	Net income per diluted share of $0.14 compared to $0.09 in Q1 FY16.

•	Adjusted EBITDA of $18.0 million, an increase of 66% compared to Q1 FY16.

•	Non-GAAP EPS of $0.15 per share, compared to $0.10 in Q1 FY16.

•	HSA Members grew to 2.2 million, an increase of 51% compared to Q1 FY16.

•	Total AUM grew to $4.1 billion, an increase of 61% compared to Q1 FY16.

•	Increased FY17 outlook.
Draper, Utah – June 7, 2016 – HealthEquity, Inc. (NASDAQ: HQY), one of the largest health savings account ("HSA") non-bank custodians, today announced financial results for its first quarter ended April 30, 2016.
"We kicked off fiscal 2017 with a very strong first quarter. Once again, we saw acceleration in each of our key business metrics, revenue, adjusted EBITDA, HSAs, and assets under management, all while simultaneously expanding adjusted EBITDA margins to record levels," commented Jon Kessler, President and CEO of HealthEquity.
Mr. Kessler continued, "The platform we've built not only supports our rapid expansion, but it also enables us to drive incremental efficiencies. Our continued growth and solid first quarter performance gives us the confidence to raise our business outlook for the full fiscal year 2017."
First quarter financial results
For the first quarter ended April 30, 2016, HealthEquity reported revenue of $44.0 million, compared to $29.9 million for the first quarter ended April 30, 2015, an increase of 47%. Revenue consisted primarily of:

•	Service revenue of $19.0 million, an increase of 30% compared to Q1 FY16.

•	Custodial revenue of $13.8 million, an increase of 64% compared to Q1 FY16.

•	Interchange revenue of $11.2 million, an increase of 64% compared to Q1 FY16.
Net income was $8.1 million for the first quarter ended April 30, 2016, compared to $5.0 million for the first quarter ended April 30, 2015.
Net income per diluted share was $0.14 for the first quarter ended April 30, 2016, compared to $.09 for the first quarter ended April 30, 2015. Non-GAAP EPS for the first quarter ended April 30, 2016 was $0.15, compared to $0.10 for the first quarter ended April 30, 2015.
Adjusted EBITDA was $18.0 million for the first quarter ended April 30, 2016, an increase of 66% compared to $10.8 million for the first quarter ended April 30, 2015. Adjusted EBITDA was 41% of revenue for the first quarter ended April 30, 2016, compared to 36% for the first quarter ended April 30, 2015.
As of April 30, 2016, we had $132.9 million of cash, cash equivalents and marketable securities and no outstanding debt. This compares to $123.8 million in cash and cash equivalents and no outstanding debt as of January 31, 2016.
HSA Member and AUM metrics
The total number of HSAs for which we serve as a non-bank custodian ("HSA Members") as of April 30, 2016 was 2.2 million, an increase of 51% from 1.5 million as of April 30, 2015.
Total assets under management ("AUM") as of April 30, 2016 was $4.1 billion, an increase of 61% year over year, comprised of:

•	Cash AUM of $3.6 billion, an increase of 64% compared to Q1 FY16; and

•	Investment AUM of $488.3 million, an increase of 41% compared to Q1 FY16.

Business outlook
For the year ended January 31, 2017, we are increasing our revenue outlook from $170.0 million and $174.0 million to a range of $173.0 million and $177.0 million and our Adjusted EBITDA from $56.0 million and $58.0 million to a range of $58.0 million and $60.0 million. We are also increasing our non-GAAP earnings per diluted share from a range of $0.45 and $0.47 to a range of $0.47 and $0.49 per share. Our non-GAAP earnings per diluted share is based on an estimated 60.5 million weighted-average shares outstanding, and is calculated by adding back to net income all non-cash stock-based compensation expense, net of tax. We expect total stock-based compensation expense, net of tax, for the year ended January 31, 2017 to be between $5.0 million and $6.0 million. The business outlook for the year ended January 31, 2017 assumes a projected effective tax rate of approximately 36%.
Conference call
HealthEquity management will host a conference call at 5:00 pm (Eastern Time) on Tuesday, June 7, 2016 to discuss the first quarter financial results. The conference call will be accessible by dialing 888-576-4387, or 719-785-1753 for international callers, and referencing conference ID 2005441. A live webcast of the conference call will also be available on the investor relations section of the company’s website at www.HealthEquity.com.
An audio replay will be available following the conclusion of the call through July 7, 2016. The replay can be accessed by dialing 888-203-1112 in the U.S., or 719-457-0820 for international callers. The passcode for the replay is: 2005441.
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose Adjusted EBITDA, non-GAAP earnings per diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, and non-GAAP operating margin, which are non-GAAP financial measures. We define Adjusted EBITDA as adjusted earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, and other certain non-operating items. We define non-GAAP earnings per diluted share as net income per diluted share, calculated by adding back to net income non-cash stock-based compensation expense, net of tax. Non-GAAP gross profit is calculated by excluding from gross profit stock-based compensation expense attributable to cost of revenue. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP income from operations is calculated by excluding stock-based compensation expense from operating income. Non-GAAP operating margin is the ratio calculated by dividing non-GAAP operating income by revenues.
These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. The company cautions investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed in the tables below.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the company’s industry, business strategy, plans, goals and expectations concerning our market position, product expansion, future operations, revenue, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the control of the company. The company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the continued availability of tax-advantaged consumer-directed benefits to employers and employees, the company’s ability to acquire and retain new network partners and to cross-sell its products to existing network partners and members, the company’s ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets, the company’s ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, and the company’s ability to identify and execute on network partner opportunities. For a detailed discussion of these and other risk factors, please refer to the risks detailed in the company’s filings with the Securities and Exchange Commission, including, without limitation, the most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. The company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

HealthEquity, Inc. and its subsidiaries
Condensed consolidated balance sheets (unaudited)

(in thousands, except par value)	April 30, 2016	January 31, 2016
Assets
Current assets
Cash and cash equivalents	$92,766	$83,641
Marketable securities, at fair value	40,159	40,134
Total cash, cash equivalents and marketable securities	132,925	123,775
Accounts receivable, net of allowance for doubtful accounts of $36 as of April 30, 2016 and $40 as of January 31, 2016	15,706	14,308
Inventories	598	620
Current deferred tax asset	—	2,642
Other current assets	6,300	1,703
Total current assets	155,529	143,048
Property and equipment, net	3,388	3,506
Intangible assets, net	66,454	66,840
Goodwill	4,651	4,651
Deferred tax asset	345	—
Other assets	1,874	1,750
Total assets	$232,241	$219,795
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,226	$2,431
Accrued compensation	2,603	7,776
Accrued liabilities	3,146	1,899
Total current liabilities	6,975	12,106
Long-term liabilities
Other long-term liability	819	236
Deferred tax liability	1,711	3,996
Total long-term liabilities	2,530	4,232
Total liabilities	9,505	16,338
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of April 30, 2016 and January 31, 2016, respectively	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 57,945 and 57,726 shares issued and outstanding as of April 30, 2016 and January 31, 2016, respectively	6	6
Additional paid-in capital	211,185	199,940
Accumulated other comprehensive loss	(137)	(98)
Accumulated earnings	11,682	3,609
Total stockholders’ equity	222,736	203,457
Total liabilities and stockholders’ equity	$232,241	$219,795

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of operations and comprehensive income (unaudited)

(in thousands, except per share data)	Three months ended April 30,
	2016	2015
Revenue:
Service revenue	$18,994	$14,614
Custodial revenue	13,811	8,419
Interchange revenue	11,208	6,817
Total revenue	44,013	29,850
Cost of revenue:
Service costs	11,257	8,419
Custodial costs	2,356	1,423
Interchange costs	2,719	2,102
Total cost of revenue	16,332	11,944
Gross profit	27,681	17,906
Operating expenses:
Sales and marketing	4,183	2,833
Technology and development	4,625	3,524
General and administrative	4,574	3,158
Amortization of acquired intangible assets	1,049	409
Total operating expenses	14,431	9,924
Income from operations	13,250	7,982
Other expense:
Other expense, net	(641)	(105)
Total other expense	(641)	(105)
Income before income taxes	12,609	7,877
Income tax provision	4,536	2,900
Net income	$8,073	$4,977
Net income per share:
Basic	$0.14	$0.09
Diluted	$0.14	$0.09
Weighted-average number of shares used in computing net income per share:
Basic	57,820	55,063
Diluted	59,399	57,770
Comprehensive income:
Net income	$8,073	$4,977
Other comprehensive loss:
Unrealized loss on available-for-sale marketable securities, net of tax	(39)	(22)
Comprehensive income	$8,034	$4,955

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of cashflows (unaudited)

	Three months ended April 30,
(in thousands)	2016	2015
Cash flows from operating activities:
Net income	$8,073	$4,977
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,947	1,750
Amortization of deferred financing costs	18	—
Deferred taxes	34	(2)
Stock-based compensation	1,822	1,094
Changes in operating assets and liabilities:
Accounts receivable	(1,398)	(1,425)
Inventories	22	(42)
Other assets	(4,739)	(871)
Accounts payable	(1,241)	(340)
Accrued compensation	(5,173)	(3,260)
Accrued liabilities	1,164	(99)
Other long-term liability	583	(11)
Net cash provided by operating activities	2,112	1,771
Cash flows from investing activities:
Purchases of marketable securities	(86)	(40,062)
Purchase of property and equipment	(321)	(826)
Purchase of software and capitalized software development costs	(2,003)	(1,451)
Purchase of other investments	—	—
Acquisition of intangible member assets	—	—
Net cash used in investing activities	(2,410)	(42,339)
Cash flows from financing activities:
Proceeds from exercise of common stock options	145	493
Tax benefit from exercise of common stock options	9,278	3,931
Net cash provided by financing activities	9,423	4,424
Increase (decrease) in cash and cash equivalents	9,125	(36,144)
Beginning cash and cash equivalents	83,641	111,005
Ending cash and cash equivalents	$92,766	$74,861
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable or accrued liabilities at period end	$8	$—
Purchases of software and capitalized software development costs included in accounts payable or accrued liabilities at period end	111	—

Stock-based compensation expense
Total stock-based compensation expense included in the condensed consolidated statements of operations and comprehensive income is as follows:

	Three months ended April 30,
(in thousands)	2016	2015
Cost of revenue	$375	$228
Sales and marketing	213	228
Technology and development	357	150
General and administrative	877	488
Total stock-based compensation expense	$1,822	$1,094
The following table presents components of our condensed consolidated statements of operations and comprehensive income, adjusted for stock compensation expense:

	Three months ended April 30,
(in thousands, except for percentages)	2016	2015
Reconciliation of gross profit to non-GAAP gross profit:
Gross profit	$27,681	$17,906
Excluding: Stock-based compensation expense attributable to cost of revenue	375	228
Non-GAAP gross profit	$28,056	$18,134
Reconciliation of gross margin to non-GAAP gross margin:
GAAP gross margin	63%	60%
Excluding: Stock-based compensation expense attributable to cost of revenue	1%	1%
Non-GAAP gross margin	64%	61%
Reconciliation of income from operations to non-GAAP income from operations:
Income from operations	$13,250	$7,982
Excluding: Stock-based compensation expense	1,822	1,094
Non-GAAP income from operations	$15,072	$9,076
Reconciliation of operating margin to non-GAAP operating margin:
GAAP operating margin	30%	27%
Excluding: Stock-based compensation expense	4%	3%
Non-GAAP operating margin	34%	30%

Net income reconciliation to Adjusted EBITDA

	Three months ended April 30,
(in thousands)	2016	2015
Net income	$8,073	$4,977
Interest expense	68	—
Income tax provision	4,536	2,900
Depreciation and amortization	1,898	1,341
Amortization of acquired intangible assets	1,049	409
Stock-based compensation expense	1,822	1,094
Other (1)	573	103
Total adjustments	$9,946	$5,847
Adjusted EBITDA	$18,019	$10,824

(1)
For the three months ended April 30, 2016 and 2015, Other consisted of interest income of $(120) and $(76), miscellaneous taxes of $84 and $90, acquisition-related costs of $585 and $89, and miscellaneous other costs of $24 and $0, respectively.

HSA Members

	April 30, 2016	April 30, 2015	% Change	January 31, 2016
HSA Members	2,228,041	1,474,327	51%	2,140,631
Average HSA Members - Year-to-date	2,211,860	1,459,578	52%	1,600,327
Average HSA Members - Quarter-to-date	2,211,860	1,459,578	52%	1,850,843
HSA Members with investments	49,761	35,699	39%	44,680
Assets under management (AUM)

(in thousands, except percentages)	April 30, 2016	April 30, 2015	% Change	January 31, 2016
Cash AUM	$3,597,111	$2,198,800	64%	$3,278,628
Investment AUM	488,343	345,790	41%	405,878
Total AUM	$4,085,454	$2,544,590	61%	$3,684,506
Average daily cash AUM - Year-to-date	$3,518,081	$2,139,644	64%	$2,326,506
Average daily cash AUM - Quarter-to-date	$3,518,081	$2,139,644	64%	$2,682,827
Net income per diluted share reconciliation to non-GAAP earnings per diluted share

	Three months ended April 30,
(in thousands, except per share data)	2016	2015
Net income	$8,073	$4,977
Stock compensation expense, net of tax (1)	1,130	690
Adjusted net income	9,203	5,667
Diluted weighted-average number of shares used in computing net income per diluted share	59,399	57,770
Non-GAAP earnings per diluted share	$0.15	$0.10

(1)	The company used an estimated statutory tax rate of 38% to calculate the net impact of non-cash stock-based compensation expense.